Crescent Capital BDC, Inc. Reports First Quarter 2025 Earnings Results;
Declares a Second Quarter Base Dividend of $0.42 Per Share

LOS ANGELES, May 14, 2025 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $0.45 per share and net income of $0.11 per share, for the quarter ended March 31, 2025. Net asset value (NAV) per share was $19.62 at March 31, 2025 compared to $19.98 as of December 31, 2024.

Dividend Declarations

The Company announced that its Board of Directors (the “Board”) declared a second quarter 2025 regular cash dividend of $0.42 per share to stockholders of record as of June 30, 2025, payable on July 15, 2025. Additionally, the second of three previously announced $0.05 per share special dividends will be paid on June 13, 2025 to stockholders of record as of May 30, 2025.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Investments, at fair value	$1,620.7	$1,598.9	$1,563.3
Total assets	$1,666.5	$1,656.3	$1,620.4
Total net assets	$727.1	$740.6	$751.4
Net asset value per share	$19.62	$19.98	$20.28

Investment income	$42.1	$46.4	$50.4
Net investment income	$16.6	$20.5	$23.4
Net realized gains (losses), net of taxes	$(6.5)	$(3.2)	$(0.2)
Net change in unrealized gains (losses), net of taxes	$(6.2)	$(7.3)	$4.8
Net increase (decrease) in net assets resulting from operations	$3.9	$10.0	$28.0

Net investment income per share	$0.45	$0.55	$0.63
Net realized gains (losses) per share, net of taxes	$(0.18)	$(0.09)	$(0.00)
Net change in unrealized gains (losses) per share, net of taxes	$(0.16)	$(0.19)	$0.13
Net increase (decrease) in net assets resulting from operations per share	$0.11	$0.27	$0.76
Regular distributions paid per share	$0.42	$0.42	$0.41
Supplemental distributions paid per share	$-	$0.07	$0.10
Special distributions paid per share	$0.05	$-	$-

Weighted average yield on income producing securities (at cost)[1]	10.4%	10.9%	12.3%
Percentage of debt investments at floating rates	97.2%	97.3%	97.5%

Portfolio & Investment Activity

As of March 31, 2025 and December 31, 2024, the Company had investments in 191 and 185 portfolio companies with an aggregate fair value of $1,620.7 and $1,598.9 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:

	As of
$ in millions	March 31, 2025		December 31, 2024
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$400.3	24.8%	$379.7	23.7%
Unitranche first lien[2]	1,048.9	64.7	1,044.1	65.3
Unitranche first lien - last out[2]	25.0	1.5	14.8	0.9
Senior secured second lien	22.5	1.4	38.5	2.4
Unsecured debt	18.2	1.1	17.5	1.1
Equity & other	66.8	4.1	64.9	4.1
LLC/LP equity interests	39.0	2.4	39.4	2.5
Total investments	$1,620.7	100.0%	$1,598.9	100.0%

For the quarter ended March 31, 2025, the Company invested $104.7 million across 10 new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $78.0 million in aggregate exits, sales and repayments. For the quarter ended December 31, 2024, the Company invested $127.1 million across 14 new portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $105.8 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended March 31, 2025, investment income decreased to $42.1 million from $46.4 million for the quarter ended December 31, 2024, respectively. Interest income, which includes amortization of upfront fees, decreased to $39.7 million for the quarter ended March 31, 2025 from $43.4 million for the quarter ended December 31, 2024, primarily due to a decrease in benchmark rates. Included in interest from investments for the quarters ended March 31, 2025 and December 31, 2024 are $0.8 million and $0.5 million of accelerated accretion of OID related to paydown activity, respectively. Dividend income decreased to $1.5 million for the quarter ended March 31, 2025 from $2.4 million for the quarter ended December 31, 2024. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $0.9 million and $0.6 million for the quarter ended March 31, 2025 and December 31, 2024, respectively.

For the three months ended March 31, 2025 and December 31, 2024, total net expenses, including income and excise taxes, totaled $25.5 million and $25.9 million, respectively.

Liquidity and Capital Resources

As of March 31, 2025, the Company had $30.5 million in cash and cash equivalents and restricted cash and $310.0 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of March 31, 2025 was 6.36%.

The Company’s debt to equity ratio was 1.25x as of March 31, 2025.

Conference Call

The Company will host a webcast/conference call on Thursday, May 15, 2025 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended March 31, 2025. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (800) 715-9871

Conference ID: 1217499

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
Yield includes performing debt and other income producing investments (excluding investments on non-accrual).
2)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of March 31, 2025 (Unaudited)	As of December 31, 2024
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of $1,541,656 and $1,511,386, respectively)	$1,527,336	$1,504,013
Non-controlled affiliated investments (cost of $44,783 and $46,104, respectively)	45,805	46,793
Controlled investments (cost of $61,496 and $66,416, respectively)	47,600	48,051
Cash and cash equivalents	12,033	10,130
Restricted cash and cash equivalents	18,495	29,292
Interest and dividend receivable	8,240	11,008
Receivable from unsettled transactions	224	1,163
Unrealized appreciation on foreign currency forward contracts	4,242	4,815
Deferred tax assets	282	746
Other assets	2,240	263
Total assets	$1,666,497	$1,656,274

Liabilities
Debt (net of deferred financing costs of $8,658 and $8,214, respectively)	$902,952	$875,837
Distributions payable	15,566	15,566
Interest and other debt financing costs payable	9,116	10,408
Management fees payable	5,019	5,066
Incentive fees payable	3,487	4,305
Deferred tax liabilities	282	746
Unrealized depreciation on foreign currency forward contracts	284	—
Accrued expenses and other liabilities	2,669	3,709
Total liabilities	$939,375	$915,637

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 37,061,547 shares issued and outstanding)	37	37
Paid-in capital in excess of par value	959,098	959,098
Accumulated earnings (loss)	(232,013)	(218,498)
Total net assets	$727,122	$740,637
Total liabilities and net assets	$1,666,497	$1,656,274
Net asset value per share	$19.62	$19.98

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended March 31,
	2025	2024
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$36,978	$43,564
Paid-in-kind interest	1,493	1,155
Dividend income	—	393
Other income	870	889
From non-controlled affiliated investments:
Interest income	858	692
Paid-in-kind interest	264	442
Dividend income	258	287
From controlled investments:
Interest income	205	299
Dividend income	1,200	2,640
Other income	3	—
Total investment income	42,129	50,361

Expenses:
Interest and other debt financing costs	14,636	15,604
Management fees	5,038	4,980
Income based incentive fees	3,519	4,937
Professional fees	735	447
Directors’ fees	164	156
Other general and administrative expenses	967	628
Total expenses	25,059	26,752
Management fees waiver	(20)	(38)
Income based incentive fees waiver	(32)	(36)
Net expenses	25,007	26,678
Net investment income before taxes	17,122	23,683
(Benefit) provision for income and excise taxes	501	366
Net investment income	16,621	23,317
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(3,060)	(1,604)
Non-controlled affiliated investments	(3,800)	—
Foreign currency transactions	357	(11)
Foreign currency forward contracts	—	1,447
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	(10,159)	4,870
Non-controlled affiliated investments	333	228
Controlled investments	4,469	(225)
Foreign currency forward contracts	(857)	(356)
Net realized and unrealized gains (losses) on investments	(12,717)	4,349
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	—	339
Net increase (decrease) in net assets resulting from operations	$3,904	$28,005

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$0.11	$0.76
Net investment income per share (basic and diluted):	$0.45	$0.63
Weighted average shares outstanding (basic and diluted):	37,061,547	37,061,547

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with $46 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 225 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended March 31, 2025, each filed with the SEC, identifies additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 19, 2025, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended March 31, 2025, which Crescent BDC filed with the SEC on May 14, 2025 as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.